                 THIRD AMENDMENT TO THE PROFIT SHARING PLAN OF
             BINDLEY WESTERN INDUSTRIES, INC., AND ITS SUBSIDIARIES

WHEREAS, Bindley Western Industries, Inc. (the "Company") established the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries originally effective on January 1, 1979, and amended and restated in the PRISM (R) Nonstandardized Prototype Adoption Agreement effective January 1, 1996 (the "Plan"); and

WHEREAS, the Company has determined that it would adopt the necessary Plan amendments to comply with the provisions of IRC (S)401(k)(12) to make the Plan a "safe harbor" Plan commencing January 1, 2000 by electing to make an Employer Non-Elective Contribution to the Plan; and

WHEREAS, the Company desires that the amendment be effective January 1, 2000.

NOW THEREFORE,

BE IT RESOLVED, that the Company, effective January 1, 2000, amends the provisions of Item B.7.a of the Adoption Agreement to provide as follows:

     B.  Basic Plan Provisions:

     ...

     7.   Vesting:

          a. The percentage of a Participant's Employer Contribution Account (attributable to Employer Profit Sharing Contributions) to be vested in him or her upon termination of employment prior to attainment of the Plan's Normal Retirement Date shall be: The provisions of this Item B.7.a.(iv) shall apply to all Employer Discretionary Contributions. The provisions of Item B.7.a.(viii) shall apply to all Employer Non Elective Contributions made under Item B.8.a.(ii).

           Completed Years of Service

           1       2        3       4        5        6        7
          --      ---      ---      --      ---      ---      ---
I         0%     100%
Ii        0%       0%     100%
Iii       0%      20%      40%     60%      80%     100%
iv X      0%       0%      20%     40%      60%      80%     100%
V        10%      20%      30%     40%      60%      80%     100%
Vi        0%       0%       0%      0%     100%
Vii       0%       0%       0%      0%       0%       0%     100%

viii X    Full and immediate vesting upon entry into the Plan

AND BE IT FURTHER RESOLVED, that the Company, effective January 1, 2000, amends the provisions of Item B.8.a. of the Adoption Agreement to provide as follows:

     B.    Basic Plan Provisions:
     ...

     8.  Employer Profit Sharing Contributions:

         a.  Contributions:

               i   X     In its discretion, the Employer may contribute Employer
                   -     Profit Sharing Contributions to the Plan.

               ii  X     The Employer shall contribute Employer Profit Sharing
                   -     Contributions to the Plan in the amount of 3% of the
                         Compensation of all Eligible Participants under the Plan.

               iii X     If selected, the Employer may make Employer Profit
                   -     Sharing Contributions without regard to current or
                         accumulated Net Profits of the Employer for the taxable year ending with, or within the Plan Year.

               iv        If selected, the Employer may designate all or any
                   -     part of the Employer Profit Sharing Contributions as
                         Qualified Nonelective Contributions, provided, however, that contributions so designated will be subject to the same vesting, distribution, and withdrawal restrictions as Before Tax Contributions.


AND BE IT FURTHER RESOLVED, that effective January 1, 2000, the Company amends the provisions of Item B.18 of the Adoption Agreement to provide as follows:

  B.  Basic Plan Provisions:

  ...

  18. X  Effective Date Addendum:

  If selected, the following provisions shall have the specified effective dates (which are different from the date specified in Item B(1)):

  Notwithstanding the provisions of Item B.7.a. or any other provision of the Adoption Agreement or the Basic Plan Document to the contrary, all Employer Contributions made under Item B.8.a.(ii) shall:

(1)  Become fully and immediately vested upon being made to the Plan;

(2)  There shall be no In-Service withdrawal for a Participant; and

(3) Shall be contributed to the Plan whether or not the Participant is employed by the Company on the last day of the Plan Year or has completed 1,000 Hours of Service.

AND BE IT FURTHER RESOLVED, that the Company adopts "Addendum A" attached hereto as a portion of the Adoption Agreement to note the Company's determination to be considered a "safe harbor" plan for the Plan Year commencing on January 1, 2000; and

AND BE IT FURTHER RESOLVED, that except as amended herein, all other provisions of the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries shall remain effective as set forth in the Adoption Agreement.

Plan Sponsor:    Bindley Western Industries, Inc.


By: ______________________________                        Dated: _____________


Trustee:    Key Trust Company of Indiana, National Association


By: ______________________________                        Dated: _____________

                             Safe Harbor Addendum


It is the intention of the Plan Sponsor to comply with the provisions of Code
(S)401(k) (12) and make contributions as elected below, effective with the Plan Year beginning on January 1, 2000. It is understood that if these contributions are made, and the other requirements of (S)401(k)(12) are met, the Plan will fall within the safe harbor provisions of that section and not be required to perform ADP and ACP testing.

__X____ The Plan Sponsor shall make a Qualified Nonelective Contribution in an amount at least equal to 3% of all eligible participant's compensation allocated pursuant to the terms of the Plan.

_______ The Plan Sponsor shall make a Qualified Matching Contribution in an amount equal to 100% of the first 3% of a Participant's compensation deferred pursuant to a Salary Reduction Agreement, plus 50% of the next 2% of a Participant's compensation deferred.

_______ In the following amount and allocation formula, which complies with the provision of code (S)401(k)(12)(B)(iii):

        An amount, equal to 100% of each Participant's Before Tax Contributions however, no match shall be made on Participant's Before Tax Contributions in excess of 4% of the Participant's Compensation.

This election shall remain in effect and the Trustee shall be entitled to rely on this election until changed in writing.


Executed this ___________ day of November, 1999.


                                                Bindley Western Industries, Inc.


                                                --------------------------------

                                          Addendum "A"